UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 10, 2015 (April 6, 2015)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K contains the unaudited pro forma financial information for the Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (the “Company”), after giving effect to New Residential Investment Corp. (“New Residential”) acquiring substantially all of the assets and assuming substantially all of the liabilities of the Company pursuant to the Purchase Agreement, as described in Current Report on Form 8-K (the “April 7th Form 8-K”).

Item 8.01	Other Events.

On April 7, 2015, the Company filed the April 7th Form 8-K, which included, among other things, descriptions of the Termination Agreement, the Purchase Agreement, the Liquidation Plan, the New Merger Agreement, the Services Agreement, the Registration Rights Agreement and the amendment agreement among Ocwen Loan Servicing LLC, the Company, HLSS Holdings, LLC and HLSS MSR-EBO Acquisition LLC (each as described therein) (collectively, the “Agreements”). This Current Report on Form 8-K is being filed to, among other things, include (i) the Agreements as Exhibits 2.1 through 2.6 and Exhibit 10.1 under part (d) of Item 9.01 of this Current Report and (ii) required pro forma financial information as Exhibit 99.1 under part (b) of Item 9.01 of this Current Report, as described in Item 2.01.

The descriptions of the Agreements included in the April 7th Form 8-K do not purport to be complete and are subject to, and qualified in their entirety, in each case, by the full text of each such agreement, copies of which are attached hereto as Exhibits 2.1 through 2.6 and Exhibit 10.1, and are incorporated by reference into the corresponding descriptions in the April 7th Form 8-K.

Each of the Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, New Residential, the Buyers, Merger Sub (each as defined in the April 7th Form 8-K) or any of their respective subsidiaries or affiliates. The representations, warranties and covenants that may be contained in such agreements (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to each such agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the certain of those agreements (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, such agreements are included with this filing only to provide investors with information regarding the terms of such agreements, and not to provide investors with any other factual information regarding the Company, New Residential, the Buyers, Merger Sub or their respective businesses, or the transactions contemplated by such agreements other than the terms thereof. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, New Residential, the Buyers, Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of such agreements may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the execution of such agreements, which subsequent information may or may not be fully reflected in the Company’s or New Residential’s public disclosures. None of such agreements should be read alone, and each should instead be read in conjunction with the other information regarding the Company, New Residential, the Buyers and Merger Sub that is or will be contained in, or incorporated by reference into, the Company’s proxy statement, as well as the Company’s and New Residential’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of the Company and New Residential make with the SEC.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information:

The unaudited pro forma financial information required by this item is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(d) Exhibits:

Exhibit No.

2.1	Share and Asset Purchase Agreement, dated as of April 6, 2015, by and among Home Loan Servicing Solutions, Ltd., HLSS MSR-EBO Acquisition LLC, HLSS Advances Corp. and New Residential Investment Corp.
2.2	Plan of Complete Liquidation and Dissolution of Home Loan Servicing Solutions, Ltd., dated as of April 6, 2015.
2.3	Agreement and Plan of Merger, dated as of April 6, 2015, by and among Home Loan Servicing Solutions, Ltd., New Residential Investment Corp. and Hexagon Merger Sub, Ltd.
2.4	Services Agreement, dated as of April 6, 2015, by and among Home Loan Servicing Solutions, Ltd. and HLSS Advances Acquisition Corp.
2.5	Registration Rights Agreement, dated as of April 6, 2015, by and among Home Loan Servicing Solutions, Ltd. and New Residential Investment Corp.
2.6	Termination Agreement, dated as of April 6, 2015, by and among Home Loan Servicing Solutions, Ltd., New Residential Investment Corp. and Hexagon Merger Sub, Ltd.
10.1
Amendment No. 2 to the Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015, by and among Ocwen Loan Servicing, LLC, HLSS Holdings, LLC, Home Loan Servicing Solutions, Ltd. and HLSS MSR-EBO Acquisition LLC.

99.1	Pro forma financial information.

Forward Looking Statements

This Form 8-K and exhibits contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts included in this report including, without limitation, statements regarding our financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “might,” “should,” “could,” “would,” “intend,” “consider,” “expect,” “foresee,” “plan,” “anticipate,” “believe,” “estimate,” “predict” or “continue” or the negative of such terms or other comparable terminology. Such statements are not guarantees of future performance as they are subject to certain assumptions, inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to, the following:

•	Our ordinary shares may continue to trade even though we are in the process of winding down, and distributions to shareholders may be below any trading price;

•	The amount of the final distribution and our ability to cease reporting depends upon whether our shareholders approve the New Merger (as defined in the April 7th Form 8-K);

•	The ability to close the New Merger on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ approval to satisfy certain closing conditions;

•	The impact of the Transaction and the New Merger on third party relationships;

•	Litigation related to the Transaction (as defined in the April 7th Form 8-K) and the New Merger;

•	We cannot assure you of the exact amount or timing of any final distribution to our shareholders under the Liquidation Plan;

•
The impact of the subpoenas from the SEC relating to communications with investors named in the subpoena, and our previously disclosed restatement of our consolidated financial statements and former material weakness in our internal control over financial reporting and certain related party matters;

•	Regulatory investigations and legal proceedings may have an impact on the timing and implementation of the Liquidation Plan;

•	The Transaction or Liquidation Plan may result in certain adverse U.S. federal income tax consequences;

•
The ability to favorably resolve the alleged event of default under the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, LLC, Ocwen Loan Servicing, LLC, Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch;

•
Assumptions about the availability of and our ability to make acquisitions of residential mortgage assets from Ocwen Financial Corporation and its subsidiaries (collectively, “Ocwen”) or others on terms consistent with our business and economic model;

•
Estimates regarding prepayment speeds, default rates, delinquency rates, severity, servicing advances, amortization of Notes receivable - Rights to MSRs, custodial account balances, interest income, operating costs, interest costs and other drivers of our results;

•	The potential for fluctuations in the valuation of our Notes receivable - Rights to MSRs and Loans held for investment;

•	Assumptions regarding the availability of refinancing options for subprime and Alt-A borrowers;

•	Expectations regarding incentive fees in our servicing contract and the stability of our net servicing fee revenue;

•	Assumptions about the effectiveness of our hedging strategy;

•	Assumptions regarding amount and timing of additional debt or equity offerings;

•	Assumptions related to sources of liquidity, our ability to fund servicing advances, our ability to pursue new asset classes and the adequacy of our financial resources;

•	Assumptions regarding our financing strategy, advance rate, costs and other terms for financing new asset classes;

•	Assumptions regarding margin calls on financing facilities;

•	Changes in rating methodologies by our rating agencies and our ability to obtain or maintain ratings of our financing facilities;

•	Our ability to enforce our contractual remedies against Ocwen;

•	Our status with respect to legal ownership of the rights to mortgage servicing rights we acquired from Ocwen;

•	Our ability to pay monthly dividends;

•	The performance of Ocwen or others as mortgage servicer;

•	The ability of Ocwen to maintain its residential mortgage servicer ratings and the effects, if any, of any changes in such ratings on our financing arrangements or agreements with Ocwen;

•	Our competitive position;

•	Our dependence on the services of our senior management team;

•	Regulatory investigations and legal proceedings against us;

•	Regulatory investigations and legal proceedings against Ocwen, Altisource or others with whom we may conduct business;

•	Uncertainty related to future government regulation and housing policies;

•	Assumptions regarding our tax rate and decisions by taxing authorities; and

•	General economic and market conditions.

All forward-looking statements are subject to certain risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those risks specific to our business detailed within this report and our other reports and filings with the SEC, including our Annual Report filed with the SEC. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the risk factors described under the heading “Risk Factors” within our Annual Report.

Additional Information About the New Merger and Where to Find It

A meeting of the shareholders of the Company will be announced to obtain shareholder approval of the proposed merger transaction. The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger transaction. The definitive proxy statement will be sent or given to the shareholders of the Company and will contain important information about the proposed merger transaction and related matters. The Company’s shareholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, Parent and the proposed merger transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.HLSS.com or by sending a written request to the Company at Home Loan Servicing Solutions, Ltd. c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, Attention: Secretary.

Participants in the Solicitation

The Company, New Residential and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the proposed merger transaction, and any interest they have in the proposed merger transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding the Company’s directors and officers is included in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders filed with the SEC and on Form 8-K filed with the SEC on September 8, 2014. Additional information regarding New Residential’s directors and officers is included in New Residential’s 2014 Form 10-K and the proxy statement for New Residential’s 2014 Annual Meeting of Shareholders filed with the SEC on April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	April 10, 2015	HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

		By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)